Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Kimberly Brown, Director, Investor Relations
(617) 796-8245
www.fivestarseniorliving.com

Five Star Quality Care, Inc. Announces Filing of Restated Financial Statements

Company Is Now Current With its Filings through September 30, 2013

Newton, MA (April 16, 2014):  Five Star Quality Care, Inc. (NYSE: FVE) today announced that it has filed restated financial results for 2011, 2012 and the first and second quarters of 2013.  In addition, Five Star has filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

“Five Star and our Audit Committee have concluded a thorough review and are satisfied that Five Star has appropriately addressed matters related to the restatement,” stated Bruce Mackey, President and Chief Executive Officer.  “We are very pleased to have completed the restatement process as it is an important step in becoming current with our financial reporting.  We can now turn our attention to completing our delayed Annual Report for 2013, which we expect to file as soon as reasonably possible.”

The net effects of correcting errors during the restatement process compared to the previously published financial statements are as follows:

•                            Increases to shareholders’ equity of $6.7 million and $8.1 million at December 31, 2012 and 2011, respectively.

•                            A decrease to net income of $1.4 million (approximately $0.04 per share) for the year ended December 31, 2012 and an increase to net income of $6.6 million (approximately $0.14 per share) for the year ended December 31, 2011.

•                            An increase to shareholders’ equity of $6.9 million at March 31, 2013.

•                            An increase to net income of $205,000 (less than $0.01 per share) and $103,000 (less than $0.01 per share) for the three months ended March 31, 2013 and 2012, respectively.

•                            An increase to shareholders’ equity of $7.0 million at June 30, 2013.

•                            A decrease to net income of $27,000 (less than $0.01 per share) and an increase to net income of $178,000 (less than $0.01 per share) for the three and six months ended June 30, 2013, respectively.

•                            Increases to net income of $272,000 (less than $0.01 per share) and $375,000 (less than $0.01 per share) for the three month and six months ended June 30, 2012, respectively.

The quarterly report on Form 10-Q for the quarter ended September 30, 2013, was filed by Five Star today.  A balance sheet and income statement as of, and for the period ended, September 30, 2013, are attached.  Five Star expects to schedule a conference call during which management will discuss, and take questions, regarding the restatements and updated financial results after its public reporting becomes current.

Five Star Quality Care, Inc. is a senior living and healthcare services company which owns, leases and manages senior living communities, including primarily private pay independent and assisted living communities located throughout the U.S.  Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, ALTHOUGH FIVE STAR EXPECTS TO FILE ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 AS SOON AS REASONABLY POSSIBLE, THE AUDIT OF THE ANNUAL FINANCIAL STATEMENTS WHICH ARE TO BE INCLUDED IN THE 2013 FORM 10-K IS NOT FINISHED AND WILL REQUIRE ADDITIONAL TIME TO COMPLETE AND THERE CAN BE NO ASSURANCE AS TO WHEN THE 2013 FORM 10-K WILL BE COMPLETED AND FILED. IN ADDITION, THIS PRESS RELEASE MAY IMPLY THAT WE WILL BE CURRENT WITH OUR FINANCIAL REPORTING UPON FILING OUR 2013 FORM 10-K AND THAT WE WILL MAINTAIN CURRENT FILING STATUS.  HOWEVER, IN LIGHT OF THE TIME AND EFFORT INVOLVED WITH COMPLETING OUR RESTATED FINANCIAL STATEMENTS AND TO COMPLETE OUR 2013 FORM 10-K, WE MAY BE DELAYED IN COMPLETING FUTURE FILINGS, INCLUDING OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDING MARCH 31, 2014, WHICH IS CURRENTLY DUE ON MAY 12, 2014. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	September 30, 2013	December 31, 2012 (Restated)
ASSETS

Current assets:
Cash and cash equivalents	$19,580	$24,638
Accounts receivable, net of allowance of $4,308 and $2,792 at September 30, 2013 and December 31, 2012, respectively	38,226	39,205
Due from related persons	6,884	6,881
Investments in available for sale securities, of which $5,100 and $3,684 are restricted at September 30, 2013 and December 31, 2012, respectively	19,042	12,920
Restricted cash	8,913	6,548
Prepaid expenses and other current assets	34,534	38,318
Assets of discontinued operations	21,499	30,100
Total current assets	148,678	158,610

Property and equipment, net	331,108	337,494
Equity investment in Affiliates Insurance Company	5,781	5,629
Restricted cash	8,184	12,166
Restricted investments in available for sale securities	11,597	10,580
Goodwill and other intangible assets	26,829	27,708
Other long term assets	40,548	40,382
	$572,725	$592,569
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Revolving credit facility, secured, principally by real estate	$10,000	$—
Revolving credit facility, secured, principally by accounts receivable	—	—
Convertible senior notes	—	24,872
Accounts payable	30,743	38,035
Accrued expenses	26,780	28,010
Accrued compensation and benefits	39,302	35,302
Due to related persons	21,227	19,484
Mortgage notes payable	1,142	1,092
Accrued real estate taxes	14,058	10,723
Security deposit liability	8,493	9,057
Other current liabilities	15,675	14,775
Liabilities of discontinued operations, of which $0 and $7,547 relate to mortgage notes payable at September 30, 2013 and December 31, 2012, respectively	9,232	16,977
Total current liabilities	176,652	198,327

Long term liabilities:
Mortgage notes payable	36,758	37,621
Continuing care contracts	1,635	1,708
Accrued self-insurance obligations	35,148	34,647
Other long term liabilities	5,583	6,712
Total long term liabilities	79,124	80,688

Commitments and contingencies

Shareholders’ equity:
Common stock, par value $.01; 75,000,000 shares authorized, 48,271,522 and 48,234,022 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	482	482
Additional paid in capital	354,956	354,164
Accumulated deficit	(41,715)	(44,455)
Accumulated other comprehensive income	3,226	3,363
Total shareholders’ equity	316,949	313,554
	$572,725	$592,569

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012 (Restated)	2013	2012 (Restated)
Revenues:
Senior living revenue	$269,839	$268,645	$807,906	$804,543
Management fee revenue	2,290	1,277	6,873	3,667
Reimbursed costs incurred on behalf of managed communities	51,983	27,247	156,194	76,750
Total revenues	324,112	297,169	970,973	884,960

Operating expenses:
Senior living wages and benefits	130,824	131,384	393,641	393,446
Other senior living operating expenses	68,227	64,579	200,317	192,636
Costs incurred on behalf of managed communities	51,983	27,247	156,194	76,750
Rent expense	48,743	47,659	145,035	142,451
General and administrative	15,081	14,647	45,664	45,580
Depreciation and amortization	6,736	6,175	19,691	18,196
Gain on settlement	—	—	—	(3,365)
Total operating expenses	321,594	291,691	960,542	865,694

Operating income	2,518	5,478	10,431	19,266

Interest, dividend and other income	191	199	599	638
Interest and other expense	(1,179)	(1,762)	(3,990)	(4,793)
Acquisition related costs	(78)	(100)	(119)	(100)
(Loss) gain on early extinguishment of debt	(599)	—	(599)	45
Gain on sale of available for sale securities reclassified from other comprehensive income	36	63	6	62

Income from continuing operations before income taxes and equity in earnings of Affiliates Insurance Company	889	3,878	6,328	15,118
Provision for income taxes	(226)	(905)	(582)	(5,523)
Equity in earnings of Affiliates Insurance Company	64	115	219	236
Income from continuing operations	727	3,088	5,965	9,831
(Loss) income from discontinued operations	(925)	13,125	(3,225)	11,764

Net income (loss)	$(198)	$16,213	$2,740	$21,595

Weighted average shares outstanding - basic	48,272	47,927	48,253	47,913

Weighted average shares outstanding - diluted	48,417	49,840	49,571	50,185
	.
Basic income per share from:
Continuing operations	$0.02	$0.06	$0.12	$0.21
Discontinued operations	(0.02)	0.28	(0.06)	0.24
Net income per share - basic	$—	$0.34	$0.06	$0.45

Diluted income per share from:
Continuing operations	$0.02	$0.06	$0.12	$0.21
Discontinued operations	(0.02)	0.27	(0.06)	0.23
Net income per share - diluted	$—	$0.33	$0.06	$0.44

(end)